Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

PolyOne Announces First Quarter 2013 Results

•	Breakout performance in the specialty platform drives record-setting results and the 14th consecutive quarter of double digit adjusted earnings per share expansion

•	Earnings per share of $0.12; earnings per share as adjusted of $0.31, a 29% increase over the prior year, and a first quarter record

•	Revenues increase 7.5% over first quarter 2012

CLEVELAND – May 1, 2013 – PolyOne Corporation (NYSE: POL) today reported $801.1 million of revenues for the first quarter of 2013, a 7.5% increase compared to $745.5 million in the first quarter of 2012.

Diluted earnings per share totaled $0.12 in the first quarter of 2013 compared to $0.17 in the first quarter of 2012; however, adjusted earnings per share increased 29% to $0.31 for the first quarter of 2013 from $0.24 in the first quarter of 2012.

“This marks the fourteenth consecutive quarter of double-digit adjusted earnings per share expansion,” said Stephen D. Newlin, chairman, president, and chief executive officer. “This truly was a breakout quarter for our specialty businesses, as they delivered a 34.4% increase in adjusted operating income over the first quarter of last year, a new first quarter record.”

Mr. Newlin continued, “Since we embarked on our specialty journey, we have overhauled our culture and invested in commercial resources to focus on value-added formulations and solutions for specialty customer applications. These investments are paying off, and I am particularly pleased with our first quarter results as organic mix improvement was at the heart of our 29% expansion in EPS.”

The acquisition of Spartech, which was completed on March 13, 2013, contributed $54.7 million to quarterly revenue and was EPS neutral. Additionally, on March 25, 2013, the company announced it had reached an agreement to sell its non-core resin assets. Accordingly, these assets are classified as held-for-sale, and the associated results of operations are reported as discontinued. Prior periods have been restated to conform to this presentation, as well as to reflect the realignment of the Specialty Coatings business into the Global Color, Additives and Inks segment.

Mr. Newlin said, “During the quarter we further enhanced our portfolio as we completed our acquisition of Spartech and announced an agreement to divest our non-core resin assets.” Mr. Newlin added, “As expected, Spartech did not contribute to our EPS expansion during the first quarter, but with our integration efforts well underway, we confirm our expectation that Spartech will be EPS accretive in the first year. Further, upon achieving the previously announced $65 million in synergies by year three, we estimate Spartech will add $0.50 to earnings per share.”

“We ended the quarter with $168.9 million of cash, coupled with $284.9 million of availability under our asset-based revolver, leaving us with ample cash to fund future growth initiatives and provide returns to shareholders through dividends and share buybacks,” said Richard J. Diemer, Jr., senior vice president and chief financial officer. “During the quarter, we announced a 20% increase in our quarterly dividend to $0.06 per share, and repurchased 840,000 common shares under our existing share buyback program.”

Commenting on the company’s outlook, Mr. Newlin said, “We are still operating in a challenging economic environment; however, our record first quarter performance underscores our value-based approach as a leader in specialty material formulations, services and solutions. Our goal is to consistently deliver double-digit earnings per share expansion, and we remain committed to our stated adjusted earnings per share target of $2.50 by 2015.”

About PolyOne

PolyOne Corporation, with 2012 revenues of $2.9 billion, is a premier provider of specialized polymer materials, services and solutions. Headquartered outside Cleveland, Ohio, USA, PolyOne has operations around the world. Consistent with the company’s strategy of specialty growth and global expansion, in March of 2013 PolyOne acquired Spartech Corporation a leader in rollstock, sheet and packaging technologies. For additional information on PolyOne, visit our website at www.polyone.com.

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To access PolyOne’s news library online, please visit www.polyone.com/news

Investor Relations Contact:

Isaac D. DeLuca

Vice President, Planning & Investor Relations

PolyOne Corporation

+1 440-930-1226

isaac.deluca@polyone.com

Media Contact:

Kyle Rose Director, Corporate Communications

PolyOne Corporation

+1 440-930-3162

kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: the time required to consummate the proposed divestiture of our resin assets; the satisfaction or waiver of conditions in the sale agreement relating to the divestiture; any material adverse changes in the business supporting the resin assets being sold; the ability to obtain required regulatory or other third-party approvals and consents and otherwise consummate the proposed divestiture; our ability to achieve the strategic and other objectives relating to the acquisition of Spartech Corporation, including any expected synergies; our ability to successfully integrate Spartech and achieve the expected results of the acquisition, including, without limitation, the acquisition being accretive; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the speed and extent of an economic recovery, including the recovery of the housing market; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs, and other political, economic and regulatory risks; changes in polymer consumption growth rates where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions, and employee productivity goals; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; the inability to achieve expected results from our acquisition activities; our ability to continue to pay cash dividends; the amount and timing of repurchases of our common shares, if any; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Attachment 1

Summary of Consolidated Statement of Income (Unaudited)

First Quarter 2013

(In millions, except per share data)

	Three Months Ended March 31,
	2013	Adjusted (a) 2012
Sales	$801.1	$745.5
Operating income	40.5	37.4
Net income from continuing operations attributable to PolyOne shareholders	11.2	15.3
Basic earnings per share from continuing operations attributable to PolyOne shareholders	$0.12	$0.17
Diluted earnings per share from continuing operations attributable to PolyOne shareholders	$0.12	$0.17

Senior management uses comparisons of net income from continuing operations attributable to PolyOne shareholders and diluted earnings per share (EPS) from continuing operations attributable to PolyOne shareholders before adjustments to assess performance and facilitate comparability of results with prior periods. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable measure calculated and presented in accordance with U.S. GAAP (GAAP).

	Three Months Ended March 31, 2013		Three Months Ended March 31, 2012
Reconciliation to Consolidated Statements of Income	$	EPS	$	EPS
Net income from continuing operations attributable to PolyOne shareholders	$11.2	$0.12	$15.3	$0.17
Special items, after tax (Attachment 3)	17.2	0.19	6.1	0.07
Tax adjustments (b)	0.5	—	0.1	—

Adjusted net income / EPS	$28.9	$0.31	$21.5	$0.24

(a)	Adjusted to reflect the resins business as discontinued operations, including reclassifying the related assets and liabilities as held-for-sale.
(b)	Tax adjustments include the net tax expense (benefit) from one-time foreign and domestic income tax items and deferred income tax valuation allowance adjustments on deferred tax assets.

Attachment 2

PolyOne Corporation

Consolidated Statements of Income

(Unaudited)

(In millions, except per share data)

	Three Months Ended March 31,
	2013	Adjusted (a) 2012
Sales	$801.1	$745.5
Cost of sales	638.8	613.2

Gross margin	162.3	132.3
Selling and administrative expense	121.9	95.3
Income related to previously owned equity affiliates	0.1	0.4

Operating income	40.5	37.4
Interest expense, net	(15.6)	(12.3)
Premium on early extinguishment of debt	(10.6)	—
Other income (expense), net	1.4	(1.3)

Income from continuing operations before income taxes	15.7	23.8
Income tax expense	(4.7)	(8.5)

Net income from continuing operations	11.0	15.3
Income from discontinued operations, net of tax	4.1	4.9

Net income	$15.1	$20.2
Net loss attributable to non-controlling interests	0.2	—

Net income attributable to PolyOne common shareholders	$15.3	$20.2

Earnings per common share attributable to PolyOne common shareholders – Basic:
Continuing operations	$0.12	$0.17
Discontinued operations	0.05	0.06

Total	$0.17	$0.23

Earnings per common share attributable to PolyOne common shareholders - Diluted:
Continuing operations	$0.12	$0.17
Discontinued operations	0.04	0.05

Total	$0.16	$0.22

Cash dividends per common share	$0.06	$0.05

Weighted-average shares used to compute earnings per share:
Basic	91.7	89.1
Diluted	92.8	90.7

Attachment 3

PolyOne Corporation

Summary of Special Items (Unaudited)

(In millions, except per share data)

Special items (1):	Three Months Ended March 31,
	2013	2012
Cost of sales:
Employee separation and plant phase-out costs	$—	$(0.4)
Reimbursement of previously incurred environmental costs	5.2	—
Environmental remediation costs	(2.0)	(1.6)
Acquisition related costs	(4.1)	(5.4)

Impact on cost of sales	(0.9)	(7.4)

Selling and administrative expense:
Employee separation and plant phase-out costs	(11.7)	(0.1)
Legal related gains	0.1	—
Unrealized gain (loss) on foreign currency option contracts	0.4	(0.5)
Acquisition related costs	(4.6)	(0.9)

Impact on selling and administrative expense	(15.8)	(1.5)

Gain on sale of investment in equity affiliates	0.1	0.4

Impact on operating income	(16.6)	(8.5)

Premium on early extinguishment of debt	(10.6)	—
Bridge loan commitment fees – interest expense	(1.9)	—
Other income (expense), net	1.4	—

Impact on income before income taxes	(27.7)	(8.5)
Income tax benefit on special items	10.5	2.4

Impact of special items on net income attributable to PolyOne Shareholders	$(17.2)	$(6.1)

Basic impact per common share	$(0.19)	$(0.07)
Diluted impact per common share	$(0.19)	$(0.07)

Weighted average shares used to compute earnings per share:
Basic	91.7	89.1
Diluted	92.8	90.7

(1)	Special items is a non-GAAP financial measure. Special items include charges related to specific strategic initiatives or financial restructurings such as: consolidation of operations; debt extinguishment costs; employee separation costs resulting from personnel reduction programs, plant phase-out costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other postretirement benefit plans; environmental remediation costs, fines or penalties for facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; unrealized gains and losses from foreign currency option contracts; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

Attachment 4

PolyOne Corporation

Condensed Consolidated Balance Sheets (Unaudited)

(In millions)

	March 31, 2013	Adjusted (a) December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$168.9	$210.0
Accounts receivable, net	526.1	313.9
Inventories, net	353.5	244.4
Assets held-for-sale	42.0	39.3
Other current assets	80.3	81.1

Total current assets	1,170.8	888.7
Property, net	671.6	385.8
Goodwill	544.0	405.5
Intangible assets, net	381.0	340.0
Other non-current assets	136.1	108.0

Total assets	$2,903.5	$2,128.0

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term debt and current portion of long-term debt	$7.9	$3.8
Accounts payable	443.7	296.1
Liabilities held-for-sale	18.6	18.0
Accrued expenses	134.3	141.9

Total current liabilities	604.5	459.8
Non-current liabilities:
Long-term debt	1,047.6	703.1
Post-retirement benefits other than pensions	16.3	16.9
Pension benefits	128.6	182.8
Other non-current liabilities	232.6	134.0

Total non-current liabilities	1,425.1	1,036.8
Shareholders’ equity:
PolyOne shareholders’ equity	871.8	629.1
Non-controlling interests	2.1	2.3

Total equity	873.9	631.4

Total liabilities and shareholders’ equity	$2,903.5	$2,128.0

Attachment 5

PolyOne Corporation

Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Three Months Ended March 31,
	2013	2012
Operating Activities
Net income	$15.1	$20.2
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	19.9	17.7
Debt extinguishment costs	10.6	—
Change in assets and liabilities:
Increase in accounts receivable	(76.2)	(80.2)
Decrease (increase) in inventories	11.4	(7.5)
Increase in accounts payable	49.2	61.0
Decrease in pensions and other post-retirement benefits	(54.7)	(5.5)
Decrease in accrued expenses and other	(66.8)	(25.8)

Net cash used by operating activities	(91.5)	(20.1)

Investing Activities
Capital expenditures	(12.9)	(7.9)
Business acquisitions, net of cash acquired	(259.9)	—
Proceeds from sale of equity affiliate and other assets	24.1	18.9

Net cash (used) provided by investing activities	(248.7)	11.0

Financing Activities
Repayment of long-term debt	(297.0)	(0.8)
Proceeds from long-term debt	600.0	—
Debt financing costs	(13.0)	—
Borrowings under credit facilities	41.7	—
Payments under credit facilities	(10.0)	—
Purchase of common shares for treasury	(20.8)	(1.4)
Exercise of stock awards	2.9	5.7
Cash dividends paid	(4.5)	(3.6)
Proceeds from non-controlling interests	—	2.4

Net cash provided by financing activities	299.3	2.3

Effect of exchange rate changes on cash	(0.2)	1.2

Decrease in cash and cash equivalents	(41.1)	(5.6)
Cash and cash equivalents at beginning of period	210.0	191.9

Cash and cash equivalents at end of period	$168.9	$186.3

Attachment 6

Business Segment and Platform Operations (Unaudited)

(In millions)

Operating income at the segment level does not include: special items as defined on Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended March 31,
	2013	Adjusted (a) (c) 2012
Sales:
Global Specialty Engineered Materials	$159.8	$142.0
Global Color, Additives and Inks	205.3	202.4
Designed Structures and Solutions	41.5	—

Specialty Platform	406.6	344.4
Performance Products and Solutions	159.7	168.5
PolyOne Distribution	268.0	263.0
Corporate and eliminations	(33.2)	(30.4)

Sales	$801.1	$745.5

Gross margin:
Global Specialty Engineered Materials	$40.0	$33.2
Global Color, Additives and Inks	67.7	60.5
Designed Structures and Solutions	5.2	—

Specialty Platform	112.9	93.7
Performance Products and Solutions	23.2	18.5
PolyOne Distribution	28.2	29.1
Corporate and eliminations	(2.0)	(9.0)

Gross Margin	$162.3	$132.3

Selling and administrative expense:
Global Specialty Engineered Materials	$23.8	$21.4
Global Color, Additives and Inks	43.6	40.9
Designed Structures and Solutions	3.3	—

Specialty Platform	70.7	62.3
Performance Products and Solutions	10.2	10.0
PolyOne Distribution	12.0	12.4
Corporate and eliminations	29.0	10.6

Selling and administrative expense	$121.9	$95.3

Operating income:
Global Specialty Engineered Materials	$16.2	$11.8
Global Color, Additives and Inks	24.1	19.6
Designed Structures and Solutions	1.9	—

Specialty Platform	42.2	31.4
Performance Products and Solutions	13.0	8.5
PolyOne Distribution	16.2	16.7
Corporate and eliminations	(30.9)	(19.2)

Operating income	$40.5	$37.4

Specialty Platform consists of our three specialty businesses: Global Specialty Engineered Materials; Global Color, Additives and Inks; and Designed Structures and Solutions. We present Specialty Platform sales, gross margin, selling and administration, and operating income because management believes that this is useful information to investors by highlighting our collective progress in advancing our specialization strategy.

(c) Adjusted to reclassify our Specialty Coatings business from the Performance Products and Solutions segment to the Global Color, Additives and Inks segment as well as remove the resins business from the Performance Products and Solutions segment as it is now classified as a discontinued operation.

Attachment 7

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and that current levels may serve as a base for future performance. In addition, operating income before the effect of special items is a component of various PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management uses free cash flow to assess our ability to service our debt. Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition of special items.

	Three Months Ended March 31,
Reconciliation to Consolidated Statements of Operations	2013	Adjusted (b) 2012
Sales	$801.1	$745.5

Gross margin before special items	$163.2	$139.7
Special items in gross margin (Attachment 3)	(0.9)	(7.4)

Gross margin – GAAP	$162.3	$132.3

Gross margin before special items as a percent of sales	20.4%	18.7%

Operating income adjusted	$57.1	$45.9
Special items in operating income (Attachment 3)	(16.6)	(8.5)

Operating income – GAAP	$40.5	$37.4

Senior management uses net debt as a measure of our financial position. Below is a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated and presented in accordance with GAAP.

Reconciliation to Condensed Consolidated Balance Sheets	March 31, 2013	December 31, 2012
Short-term debt and current portion of long-term debt	$7.9	$3.8
Long-term debt	1,047.6	703.1
Less cash and cash equivalents	(168.9)	(210.0)

Net debt	$886.6	$496.9